UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HTFB	The New York Stock Exchange
6.25% Notes due 2027	HTFC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2025, Daniel S. Devorsetz stepped down as Chief Investment Officer and Chief Operating Officer of Horizon Technology Finance Corporation (the “Company”. Mr. Devorsetz will continue to serve as a special advisor to the Company. Mr. Devorsetz is not stepping down because of any dispute or disagreement with the Company.

On June 5, 2025, the Board of Directors of the Company unanimously elected Paul G. Seitz, 38, as Chief Investment Officer. Set forth below is a description of the prior business experience of Mr. Seitz.

Mr. Seitz joined Horizon Technology Finance Management LLC, the Company’s investment adviser (the “Advisor”) in June 2025. He serves as the Chief Investment Officer and as a member of the Advisor’s investment committee. Mr. Seitz has more than ten years of credit and portfolio management experience, including more than five years in venture lending. He is responsible for general oversight of investments, including origination.

From July 2019 to May 2025, Mr. Seitz was at Monroe Capital LLC, most recently serving as Managing Director and Head of Software Underwriting, where he was responsible for leading and managing the underwriting process within the software, technology and tech-enabled services industry, focusing on pre-IPO and growth-stage technology companies, managing a portfolio of loan transactions, and various account management functions. Prior to that, he was at TriplePoint Capital from March 2014 to July 2019, where he was a Vice President, covering the North American and European markets. Prior to that, Mr. Seitz was a Senior Analyst at NXT Capital and an Analyst at Duff & Phelps. Mr. Seitz holds a Bachelor of Science degree in finance from Pennsylvania State University.

There are no arrangements or understandings between Mr. Seitz and any other person pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Seitz and any director or executive officer of the Company to be disclosed pursuant to Item 401(d) of Regulation S-K. Mr. Seitz does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Section 7	Regulation FD
Item 7.01	Regulation FD

On June 9, 2025, the Company issued a press release pertaining to the matters described above. A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished pursuant to Regulation FD and no part shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of the Company dated June 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2025	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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